UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Dr.

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, Steve Watkins, Chief Executive Officer, resigned as Chief Executive Officer and Director of InfuSystem Holdings, Inc. (the “Company”) effective September 7, 2009 (the “Resignation Date”).

The Company and Mr. Watkins have entered into a separation agreement (the “Separation Agreement”) which contains a general release of the Company and its officers, directors and affiliates from any claims by him. Pursuant to the Separation Agreement, and in lieu of what Mr. Watkins may have been entitled to under the terms of his employment agreement with the Company, the Company will pay Mr. Watkins (i) his annual base salary of Three Hundred Ten Thousand Five Hundred Dollars ($310,500) for a period of two years following the Resignation Date in accordance with the Company’s regular payroll practices and (ii) a bonus in the amount of One Hundred Fifty Thousand Dollars ($150,000) for the 2009 calendar year within thirty (30) days of the Resignation Date. The Company will continue to pay for Mr. Watkins’ existing health insurance benefits for a period of two years following the Resignation Date. Additionally, any unvested portions of Mr. Watkins’ stock options or restricted share grants will vest pro rata based upon his services to the Company as Chief Executive Officer during the 2009 calendar year. All of the foregoing benefits are contingent upon Mr. Watkins’ satisfaction of certain confidentiality and non-compete obligations under the terms of the Separation Agreement. Both the Company and Mr. Watkins are also subject to mutual non-disparagement obligations.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with Mr. Watkins’ resignation, the Board of Directors (the “Board”) has (i) appointed Sean McDevitt, the current Chairman of the Board, as Chief Executive Officer and (ii) formed an Executive Committee consisting of Chairman Sean McDevitt, Wayne Yetter and John Voris, with Mr. McDevitt serving as Executive Chairman. The Board has authorized Sean McDevitt, as Chief Executive Officer and Executive Chairman of the Executive Committee, to fill the role of principal executive officer of the Company until such time as the Board may appoint a successor Chief Executive Officer. The Executive Committee will assist Mr. McDevitt in fulfilling his obligations with respect to such role. Mr. McDevitt will receive a monthly retainer in the amount of $25,000 for his services as Executive Chairman. Each of Messrs. Yetter and Voris will receive a monthly retainer in the amount of $5,000 for his services as a member of the Executive Committee.

A copy of the press release announcing Mr. Watkins’ resignation and Mr. McDevitt’s appointment as Chief Executive Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
Exhibit 10.1	Separation Agreement, dated August 28, 2009, by and between InfuSystem Holdings, Inc. and Steve Watkins

Exhibit 99.1	Press Release issued by InfuSystem Holdings, Inc. dated August 28, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean McDevitt
Name:	Sean McDevitt
Title:	Chairman

Dated: September 1, 2009

Index to Exhibits

Exhibit No.	Description
Exhibit 10.1	Separation Agreement, dated August 28, 2009, by and between InfuSystem Holdings, Inc. and Steve Watkins

Exhibit 99.1	Press Release issued by InfuSystem Holdings, Inc. dated August 31, 2009